EXHIBIT 99.1

The Bon-Ton Stores, Inc. Announces Redemption of Senior Notes Due 2017

YORK, Pa., Sept. 30, 2016 (GLOBE NEWSWIRE) -- The Bon-Ton Stores, Inc. (NASDAQ:BONT) announced today that it will redeem the entirety of its outstanding 10 5/8% Second Lien Senior Secured Notes due 2017 (the "Notes"). The aggregate principal amount outstanding of the Notes is approximately $57 million. The Notes will be redeemed on November 29, 2016, at a redemption price of 100% of the principal amount thereof, plus accrued and unpaid interest on the Notes of approximately $21.84 per $1,000 of principal amount.

Nancy A. Walsh, Executive Vice President and Chief Financial Officer, commented, “I am pleased that the company is repaying the 2017 Senior Notes well in advance of the July 2017 maturity date. The redemption meets our objective of reducing short-term debt and improving our capital structure.”

A notice of redemption setting forth the redemption procedures is being provided to holders of the Notes through Wells Fargo Bank, N.A., the Trustee under the Indenture governing the Notes. Copies of the notice of redemption and additional information relating to the procedures for redemption may be obtained from Wells Fargo, Corporate Trust Operations, MAC N9300-070, 600 South Fourth Street, Minneapolis, MN 55402, telephone: 800-344-5128.

About The Bon-Ton Stores, Inc.

The Bon-Ton Stores, Inc., with corporate headquarters in York, Pennsylvania and Milwaukee, Wisconsin, operates 267 stores, which includes nine furniture galleries and five clearance centers, in 26 states in the Northeast, Midwest and upper Great Plains under the Bon-Ton, Bergner’s, Boston Store, Carson’s, Elder-Beerman, Herberger’s and Younkers nameplates. The stores offer a broad assortment of national and private brand fashion apparel and accessories for women, men and children, as well as cosmetics and home furnishings. For further information, please visit the investor relations section of the Company’s website at http://investors.bonton.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information included in this press release contains statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as “may,” “could,” “will,” “plan,” “expect,” “anticipate,” “believe,” “estimate,” “project,” “intend” or other similar expressions and include the Company’s fiscal 2016 guidance, involve important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. Factors that could cause such differences include, but are not limited to: risks related to retail businesses generally; a significant and prolonged deterioration of general economic conditions which could negatively impact the Company in a number of ways, including the potential write-down of the current valuation of intangible assets and deferred taxes; risks related to the Company’s proprietary credit card program; potential increases in pension obligations; consumer spending patterns, debt levels, and the availability and cost of consumer credit; additional competition from existing and new competitors or changes in the competitive environment; inflation; deflation; changes in the costs of fuel and other energy and transportation costs; weather conditions that could negatively impact sales; uncertainties associated with expanding or remodeling existing stores; the ability to attract and retain qualified management; the dependence upon relationships with vendors and their factors; a data security breach or system failure; the ability to reduce or control SG&A expenses, including initiatives to reduce expenses and improve efficiency; operational disruptions; unsuccessful marketing initiatives; the ability to expand our capacity and improve efficiency through our new eCommerce fulfillment center; changes in, or the failure to successfully implement, our key strategies, including initiatives to improve our merchandising, marketing and operations; adverse outcomes in litigation; the incurrence of unplanned capital expenditures; the ability to obtain financing for working capital, capital expenditures and general corporate purposes; the impact of regulatory requirements including the Health Care Reform Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act; the inability or limitations on the Company’s ability to favorably adjust the valuation allowance on deferred tax assets; and the financial condition of mall operators. Additional factors that could cause the Company’s actual results to differ from those contained in these forward-looking statements are discussed in greater detail under Item 1A of the Company’s Form 10-K filed with the Securities and Exchange Commission.

CONTACT:
Investor Relations
Wendy Wilson
414-347-5153
Wendy.Wilson@bonton.com